Exhibit C

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT is made and entered into as of May 14, 2015 by and between FNB Bancorp, a California corporation (“FNB”), and the person signatory hereto (the “Shareholder”).

WHEREAS, FNB and America California Bank, a California banking corporation (“ACB”), together with First National Bank of Northern California, a national banking association and wholly-owned subsidiary of FNB (“FNBNC”), are entering into an Agreement and Plan of Reorganization and Merger, dated as of the date hereof (including all exhibits and schedules thereto and as it may be amended, the “Agreement”), pursuant to which ACB Interim Merger Corporation, a California corporation and wholly-owned subsidiary of FNB (“Merger Corporation”) will merge with and into ACB (the “Merger”), whereupon each outstanding share of ACB common stock and each outstanding share of ACB preferred stock will be converted into the right to receive the cash consideration set forth in the Agreement and the surviving corporation in the Merger will merge with and into FNBNC ( the “Bank Merger”); and

WHEREAS, as a condition to their willingness to enter into the Agreement, FNB and FNBNC have required that each director of ACB, solely in his or her capacity as a shareholder and beneficial owner or record holder of ACB common stock and/or ACB preferred stock, enter into, and the Shareholder has agreed to enter into, this Shareholder Agreement.

NOW, THEREFORE, in consideration of the foregoing, for good and valuable consideration, the parties hereby agree as follows:

1.          Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to FNB and FNBNC as follows:

(a)          Authority; No Violation. The Shareholder has all necessary power and authority to enter into and perform all of the Shareholder’s obligations hereunder. The execution, delivery and performance of this Shareholder Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party, including any voting agreement, shareholders’ agreement, trust agreement or voting trust. This Shareholder Agreement has been duly and validly executed and delivered by the Shareholder (and the Shareholder’s spouse, if the Shares (as defined below) constitute community property) and constitutes a valid and binding agreement of the Shareholder and such spouse, enforceable against the Shareholder and the Shareholder’s spouse in accordance with its terms.

(b)          Ownership of Shares. The Shareholder is the beneficial owner or record holder of the number of shares of ACB common stock and/or ACB preferred stock indicated under the Shareholder’s name on the signature page hereto (the “Existing Shares”, and together with any shares of ACB common stock or ACB preferred stock acquired by the Shareholder after the date hereof, the “Shares”) and, as of the date hereof, the Existing Shares constitute all the shares of ACB common stock and ACB preferred stock owned of record or beneficially by the Shareholder. With respect to the Existing Shares, subject to applicable community property laws and except as set forth on the signature page hereto, the Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in actions set forth in Section 2 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

2.             Voting Agreement and Agreement Not to Transfer.

(a)          The Shareholder hereby agrees to vote all of the Shares held by the Shareholder or, if the ownership structure of any of the Shares is such that the Shareholder cannot vote, the Shareholder shall use all reasonable efforts to cause such Shares to be voted (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of ACB under the Agreement; and (iii) except with the prior written consent of FNB or as otherwise contemplated in the Agreement, against the following actions (other than the Merger, the Bank Merger and the other transactions contemplated by the Agreement): (A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving ACB; (B) any sale, lease or transfer of a material amount of the assets of ACB; (C) any change in a majority of the members of the Board of Directors of ACB; (D) any material change in the present capitalization of ACB; (E) any amendment of ACB’s Articles of Incorporation; (F) any other material change in ACB’s corporate structure or business; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger. The Shareholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined below) to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

(b)          Until the earlier of the termination of this Agreement or the Effective Time of the Merger, the Shareholder will not, directly or indirectly: sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of (collectively, a “Transfer”), or enforce or permit execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with ACB or any other person or enter into any contract, option or other agreement, arrangement or understanding with respect to the transfer of, directly or indirectly, any of the Shares or any securities convertible into or exercisable for Shares, any other capital stock of ACB or any interest in any of the foregoing with any person; enter into swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares; solicit, initiate, or encourage, any inquiries or the making of any proposal or offer with respect to any Business Combination; take any action that would make any of the Shareholder’s representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing the Shareholder’s obligations under this Agreement.

3.          Cooperation. The Shareholder agrees that he/she will not directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of ACB or any subsidiary of ACB, or the acquisition of voting securities of ACB or any subsidiary of ACB or any business combination between ACB or any subsidiary of ACB and any person, group or entity other than FNB and FNBNC.

4.          Shareholder Capacity. The Shareholder is entering this Shareholder Agreement in his or her capacity as the record or beneficial owner of the Shares, and not in his or her capacity as a director of ACB or as a trustee of any ACB benefit plan. Nothing in this Shareholder Agreement shall be deemed in any manner to limit the discretion of the Shareholder to take any action, or fail to take any action, in his or her capacity as a director or as the chief executive officer of ACB or as a trustee of any ACB benefit plan, that may be required of the Shareholder in the exercise of his or her fiduciary duties and responsibilities as a director or as chief executive officer of ACB or as a trustee of any ACB benefit plan.

5.          Termination. The obligations of the Shareholder shall terminate upon the earlier of (a) the consummation of the Merger and the Bank Merger, or (b) if the Merger and the Bank Merger are not consummated, upon the termination of the Agreement (the “Termination Date”).

6.          Specific Performance. The Shareholder acknowledges that damages would be an inadequate remedy to FNB for an actual or prospective breach of this Agreement and that the obligations of the Shareholder hereto shall be specifically enforceable.

7.          Miscellaneous.

(a)          Definitional Matters.

(i)          All capitalized terms used but not defined in this Shareholder Agreement shall have the respective meanings that the Agreement ascribes to such terms.

(ii)          The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Shareholder Agreement.

(b)          Entire Agreement. This Shareholder Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(c)          Parties in Interest. This Shareholder Agreement shall be binding upon and inure solely to the benefit of FNB, FNBNC, Merger Corporation and ACB and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Shareholder Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Shareholder Agreement.

(d)         Certain Events. Shareholder agrees that this Shareholder Agreement and the obligations hereunder shall attach to the Shares owned by Shareholder and shall be binding upon any person to which legal ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder’s heirs, executors, guardians, administrators, trustees or successors. Notwithstanding any transfer of such Shares by a Shareholder, the Shareholder or, as applicable, the Shareholder’s heirs, executors, guardians, administrators, trustees or successors, shall remain liable for the performance of all obligations under this Shareholder Agreement.

(e)         Assignment. This Shareholder Agreement shall not be assigned without the prior written consent of the other party hereto, and any purported assignment without such consent shall be null and void.

(f)          Modifications. This Shareholder Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

(g)         Governing Law. This Shareholder Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof. The state or federal courts located within the State of California shall have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties hereto consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(k) below, or in other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

(h)         Reliance on Counsel and Other Advisors. The Shareholder has consulted with such legal, financial, technical or other experts as the Shareholder deems necessary or desirable before entering into this Shareholder Agreement.

(i)          Validity. The invalidity or unenforceability of any provision of this Shareholder Agreement shall not affect the validity or enforceability of any other provision of this Shareholder Agreement, each of which shall remain in full force and effect.

(j)           Counterparts. This Shareholder Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

(k)         Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (i) transmitter’s confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or (iii) the expiration of five (5) business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

If to FNB, to:
FNB Bancorp
975 El Camino Real, 3rd Floor
South San Francisco, California 94080
	Attn.:	Thomas C. McGraw
Chief Executive Officer

Facsimile Number: (650) 588-9695

with a copy to:

Dodd Mason George LLP
991 West Hedding Street, Suite 102
San Jose, California 95126
	Attn.:	Joseph G. Mason, Esq.

Facsimile Number: (408) 452-1487

If to the Shareholder, at the address indicated below.

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Agreement as of the date first above written.

FNB BANCORP

By:
Thomas C. McGraw
Chief Executive Officer

SHAREHOLDER:

(signature)

Print Name: _____________________________________________________________________________

Type and Number of Shares: ________________________________________________________________

Address for Notices: ______________________________________________________________________